UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2006 (February 28, 2006)

Hughes Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2006, Hughes Communications, Inc. (the “Company”) and certain executive officers, directors, employees and consultants of the Company’s subsidiary, Hughes Network Systems, LLC (“HNS”), who hold equity interests in HNS entered into the Second Amended and Restated Limited Liability Company Agreement of Hughes Network Systems, LLC (the “LLC Agreement”). The LLC Agreement governs the Company’s management of HNS and certain aspects of the relationship between the Company, HNS and HNS’ officers, directors, employees and consultants who may, from time to time, hold equity interests in HNS.

Pursuant to the LLC Agreement, among other things:

•	There are two classes of HNS membership units – one voting (Class A) and the other non-voting (Class B). The Company currently holds 100% of the voting units. The non-voting units are available for issuance to HNS’ officers, directors, employees and consultants, in exchange for the performance of services.

•	The board of managers of HNS is composed of seven members or such other number as may be determined from time to time by the holders of a majority of the voting units. The managers are elected by the members holding a majority of the voting units.

•	Responsibility for the management of HNS’ business and affairs is vested in the board of managers of HNS and, as delegated by the board of managers, to the officers of HNS.

•	HNS is permitted, in the normal course of its business, to enter into transactions with any of its members and their respective affiliates, provided that the price and other terms of any such transactions are fair to HNS and not less favorable to HNS than those generally prevailing with respect to comparable transactions between unrelated parties.

•	Under certain circumstances, holders of HNS voting units have the preemptive right to subscribe to additional issuances of voting units.

•	Distributions are made first to holders of voting units until each such holder has received aggregate distributions equal to the holder’s capital contributions and second, on a pro rata basis, to holders of voting units and non-voting units, to the extent that the non-voting units have vested.

•	Subject to the approval of the board of managers of HNS, HNS may make quarterly distributions to its voting members to offset taxes paid by these members on HNS’ income.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Communications, Inc.

Date: March 3, 2006	By:	/s/ Dean A. Manson
		Name:	Dean A. Manson
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Limited Liability Company Agreement of Hughes Network Systems, LLC, dated as of February 28, 2006, by and among Hughes Communications, Inc., the Class B Members listed therein and any other persons who shall in the future become a party thereto.

4